Exhibit 99.2

OFFICER’S CERTIFICATE

CAPITAL ONE AUTO FINANCE TRUST 2004-3

March 10, 2005

Capital One Prime Auto Receivables Trust 2004-3 c/o Wilmington Trust Company 1100 North Market Street Rodney Square North, Wilmington, Delaware 19890-0001	Fitch, Inc. One State Street Plaza, 32nd Floor New York, New York 10004

Capital One Auto Finance, Inc. 1680 Capital One Drive McLean, Virginia 22102	Standard & Poor’s Ratings Services 55 Water Street New York, New York 10041

JPMorgan Chase Bank, N.A. 4 New York Plaza, 6th Floor New York, New York 10004-2477	Moody’s Investors Service, Inc. 99 Church Street New York, New York I0007

This Officer’s Certificate is being issued in accordance with Section 3.9 of the Sale and Servicing Agreement dated as of December 9, 2004 (the “Agreement”) by and among Capital One Prime Auto Receivables Trust 2004-3, as Issuer, Capital One Auto Receivables, LLC, as Seller, JPMorgan Chase Bank, N.A., as Indenture Trustee and Capital One Auto Finance, Inc., as Servicer (the “Servicer”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

By his or her signature below, the undersigned officer of the Servicer, certifies that effective as of December 31, 2004:

(a)                    a review of the activities of the Servicer during the calendar year ended on December 31, 2004 (or such shorter period as may be applicable) and of its performance under the Agreement has been made under my supervision; and

(b)                     to the best of my knowledge, based on such review, the Servicer has performed in all material respects its obligations under the Agreement throughout the calendar year ended on December 31, 2004 (or such shorter period as may be applicable).

IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date first above written.

CAPITAL ONE AUTO FINANCE, INC., as Servicer

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Assistant Vice President

2004-3 Servicer Compliance

Certificate §3.9 of the

Sale and Servicing Agreement